LIVE NATION ENTERTAINMENT REPORTS SECOND QUARTER 2022 RESULTS

Financial Overview (vs Q2 2019): Fan Demand and Spending on Experiences Drove Record Results
• Operating Income Up 86% to $319 Million
• AOI Up 50% to $480 Million
• Operating Cash Flow Hit $349 Million
• Free Cash Flow-Adjusted Up 72% to $379 Million
Highlights (vs 2019): Live Events Back On a Global Basis
• Highest Quarterly Attendance Ever with Over 33 Million Fans Across 12,500 Events
• Ticketmaster Delivers Another Record Quarter - AOI Up 86%, Transacted GTV Up 76%
• Sponsorship AOI Up 81% in Q2 with New Clients Including Google, AWS, and Hulu
• Average Ticket Pricing Up Double-Digits through June, Entry Level Ticket Prices Average Remains $33
• On-Site Fan Spending Growth Continues Up 20%+ through June at All Venues
Outlook: On Pace for Record 2022 and Beyond
• 100 Million Tickets Sold for 2022 Concerts, Already Exceeding Full Year 2019 Fan Count
• Concert Bookings Up Over 30% for All Venue Types (vs Q2 2019)
• $3.2 Billion in Event-Related Deferred Revenue, Up 2x (vs Q2 2019)
• Fan Attendance at Operated Venues Grew 13% (vs Q2 2019) to Over 14 Million, with Almost 30 New Venues in Pipeline
• Sponsorship Fully Committed For 2022, On Pace For a Record Year
• 2023 Artist Pipeline Is Largest Ever Seen At Mid-Year

LOS ANGELES – August 4, 2022 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended June 30, 2022.
The second quarter confirmed that the live entertainment industry is back globally and bigger than ever. Live Nation led this return, and continues to deliver the best global network to support artists as they play shows for their fans around the world. Every key operating metric is at an all-time high, as we promoted more concerts, had more fans attend shows where they spent more money, sold more tickets and enabled brands to connect with fans at a scale we have never seen before.
As a result, relative to Q2 2019, we drove a 40% increase in revenue to $4.4 billion, an 86% increase in operating income to $319 million, and a 50% increase in AOI to $480 million. With most of the world fully re-opened, it’s clear that concerts remain a high priority for fans. Consumers are seeking out and spending more on experiences, and the growing demand we are seeing for live music and events is driving our business to record levels, far outpacing any macro issues or cost increases.
Momentum across our business has remained strong in recent months and weeks, and demand combined with a substantial concert pipeline gives us confidence in our ongoing growth this year and into 2023.
Record 2Q Concert Attendance
During the second quarter, we promoted over 12,500 concerts for 33.5 million fans, each up over 20% relative to the second quarter of 2019. Of the over 6 million additional fans this quarter, 5 million of the growth came from international markets, driven by the addition of OCESA and the re-opening of most global markets with particularly strong fan demand through Europe and Latin America. Growth was broad-based with double-digit attendance increases at all venue types, demonstrating strong demand for events of all sizes from large scale stadium shows and festivals to intimate events in clubs and theaters.
Even as show count and attendance grew, fans demonstrated their willingness to pay more for the best seats, with the average price of a ticket for our concerts this year up 10% globally, relative to 2019, which remains largely in line with the U.S. inflation level over the period. At the same time, our average entry price for concerts remained affordable at $33, up only 5% from 2019. With market-based pricing being widely adopted by most tours, we expect to shift over $500 million from the secondary market to artists this year, continuing to support those who created the concert and ensuring they are benefiting from it.
On the venue side of our concert business, we continued to build our portfolio of operated venues, with an active pipeline of almost 30 new venues across the globe. We are seeing the benefit of operating more venues, as the number of fans who attended shows in our owned or operated venues during the quarter was up 13% to over 14 million fans, and we expect that figure to reach over fifty million fans for the full year.
Fans are spending more on-site with average revenue per fan up over 20% at our amphitheaters, festivals, and theaters and clubs relative to this time in 2019 while the average revenue per fan at our amphitheaters this year is $38.50, up 30% relative to this point in 2019.
Ticketing Volumes Continue at Record Levels
Our ticketing business also demonstrated strong growth in the quarter. Transacted fee-bearing ticket volume was up 48% to 77 million tickets and transacted GTV was up 76% to $7.3 billion, both relative to Q2 2019. This was our highest fee-bearing GTV quarter ever, with April, May and June accounting for 3 of our 5 top all-time months for fee-bearing GTV months. 75% of this growth came from concerts, another indicator of the high demand for live music.

Along with the volume increase, transacted ticket pricing globally was up approximately 15% for the first half of the year relative to 2019, as both concerts and sporting events saw similar low double-digit price increases during this period. Even with strong primary ticketing sales and increased pricing, demand for live events on our secondary ticketing marketplace remains high, and as a result, our GTV more than doubled for the quarter relative to Q2 2019.
We are continuing to see the benefits of our technology investments at Ticketmaster, including our global leadership in digital ticketing. Between new capabilities and the sales effectiveness of our global ticketing marketplace, we consistently deliver higher ticket sales for event organizers. As a result, we continue to win business from new and existing clients, and through the first half of the year, we added 12.8 million net new fee-bearing tickets to our marketplace, led again this year by our international markets, which accounted for 60% of this new growth.
Sponsorship Continues Growth in Connecting Brands and Fans
Sponsorship also benefited from the concerts flywheel this quarter, driving 74% growth in revenue relative to Q2 2019, as we further enabled more brands to connect with an increasing number of fans on a global basis.
Festival sponsorship has performed particularly well during the first half of the year, more than doubling from 2019, led by 9 new festivals in our Mexico and Latin American businesses that accounted for roughly half this increase, along with broad growth in sponsorship levels across most of our North America festivals. We continue to add more clients in technology, telecom and purchase path integration, including Google, AWS, and Hulu – with these categories collectively more than doubling their sponsorship since 2019.
Record 2022 In Progress
As we look forward to the second half of 2022 and into 2023, we have sold over 100 million tickets for our concerts this year, more than we sold for the entire year in 2019. Fan demand remains strong, with continued growth in ticket buying and on-site spending. And given the long-term nature of most of our sponsorship partnerships, our planned sponsorship for the year is now fully committed.

As we prepare for 2023, everywhere globally is open for concerts, and we are actively routing into all markets with the largest artist pipeline we have ever seen at this point in the year. For the 2023 tours we have put on sale so far, all signs continue pointing to strong fan demand.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.
Photo Credits: Harry Styles - Anthony Pham; Lizzo - Jason Howard/Bauer-Griffin; Kendrick Lamar - Jason Koerner/Getty Images

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – SECOND QUARTER
(unaudited; $ in millions)

	Q2 2022 Reported *	Q2 2021 Reported	Q2 2022 Constant Currency *
Revenue
Concerts	$3,597.8	$287.0	$3,749.7
Ticketing	575.3	244.0	588.7
Sponsorship & Advertising	263.8	44.6	272.8
Other and Eliminations	(2.7)	0.3	(2.7)
	$4,434.2	$575.9	$4,608.5

Consolidated Operating Income (Loss)	$318.7	$(127.3)	$338.8

Adjusted Operating Income (Loss)
Concerts	$123.0	$(84.0)	$134.4
Ticketing	230.8	99.4	235.3
Sponsorship & Advertising	178.3	13.0	185.2
Other and Eliminations	(2.1)	(1.2)	(1.9)
Corporate	(50.4)	(17.5)	(50.4)
	$479.6	$9.7	$502.6
* Growth and growth at constant currency percentages are not meaningful

FINANCIAL HIGHLIGHTS – SIX MONTHS
(unaudited; $ in millions)

	6 Months 2022 Reported	6 Months 2021 Reported	Growth	6 Months 2022 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,805.6	$526.4	*	$4,966.6	*
Ticketing	1,055.7	272.3	*	1,072.7	*
Sponsorship & Advertising	379.5	67.2	*	389.8	*
Other and Eliminations	(3.8)	0.7	*	(3.8)	*
	$6,237.0	$866.6	*	$6,425.3	*

Consolidated Operating Income (Loss)	$345.8	$(430.5)	*	$363.8	*

Adjusted Operating Income (Loss)
Concerts	$73.8	$(158.6)	*	$84.1	*
Ticketing	437.0	36.7	*	441.8	*
Sponsorship & Advertising	248.0	16.5	*	255.9	*
Other and Eliminations	(6.5)	(3.4)	(91)%	(6.5)	(91)%
Corporate	(63.7)	(33.3)	(91)%	(63.7)	(91)%
	$688.6	$(142.1)	*	$711.6	*
* Percentages are not meaningful

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) (Unaudited)

	Q2 2022	Q2 2021	6 Months 2022	6 Months 2021
	(in millions)
Adjusted Operating Income (Loss)	$479.6	$9.7	$688.6	$(142.1)
Acquisition expenses	9.5	2.5	21.6	(5.7)
Amortization of non-recoupable ticketing contract advance	21.9	18.1	40.4	28.7
Depreciation and amortization	115.9	103.6	216.4	212.5
Loss (gain) on sale of operating assets	1.1	—	2.7	0.1
Stock-based compensation expense	12.5	12.8	61.7	52.8
Operating income (loss)	$318.7	$(127.3)	$345.8	$(430.5)

KEY OPERATING METRICS
(unaudited)

	Q2 2022	Q2 2021	6 Months 2022	6 Months 2021
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	8,010	1,160	12,744	1,464
International	4,478	562	6,456	926
Total estimated events	12,488	1,722	19,200	2,390
Estimated fans:
North America	17,020	658	23,822	726
International	16,343	742	20,411	1,172
Total estimated fans	33,363	1,400	44,233	1,898
Ticketing (2)
Estimated number of fee-bearing tickets	72,019	26,345	123,582	32,938
Estimated number of non-fee-bearing tickets	67,847	22,216	127,730	32,774
Total estimated tickets sold	139,866	48,561	251,312	65,712

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number. Fee-bearing tickets sold above are net of refunds of 5.2 million and 4.1 million tickets for the three months ended June 30, 2022 and 2021, respectively, and 10.4 million and 7.1 million for six months ended June 30, 2022 and 2021, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q2 2022	Q2 2021
Net cash provided by operating activities	$349.1	$1,095.4
Less: Changes in operating assets and liabilities (working capital)	78.5	(1,159.6)
Free cash flow from earnings	$427.6	$(64.2)
Less: Maintenance capital expenditures	(21.3)	(8.6)
Distributions to noncontrolling interests	(27.1)	(8.9)
Free cash flow — adjusted	$379.2	$(81.7)

Net cash used in investing activities	$(129.7)	$(60.4)

Net cash used in financing activities	$(62.6)	$(15.5)

($ in millions)	6 Months 2022	6 Months 2021
Net cash provided by operating activities	$1,547.4	$1,170.0
Less: Changes in operating assets and liabilities (working capital)	(977.9)	(1,448.6)
Free cash flow from earnings	$569.5	$(278.6)
Less: Maintenance capital expenditures	(35.1)	(14.3)
Distributions to noncontrolling interests	(66.1)	(14.5)
Free cash flow — adjusted	$468.3	$(307.4)

Net cash used in investing activities	$(244.7)	$(50.3)

Net cash provided by (used in) financing activities	$(137.6)	$401.5

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2022
Cash and cash equivalents	$5,860.4
Client cash	(1,394.9)
Deferred revenue — event-related	(3,154.1)
Accrued artist fees	(133.7)
Collections on behalf of others	(65.5)
Prepaid expenses — event-related	812.5
Free cash	$1,924.7
•As of June 30, 2022, total cash and cash equivalents were $5.9 billion, which includes $1.4 billion in ticketing client cash and $1.9 billion in free cash. This free cash, along with $563.8 million of available debt capacity, gives the company $2.5 billion of available liquidity. The company believes this level of liquidity will provide its needs to fund operations and future investment opportunities.
•The company currently expects capital expenditures for the full year to be approximately $375 million in 2022.

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s prospects for a record 2022 and beyond, including in the company’s sponsorship and advertising business, and the company’s confidence in ongoing growth in 2022 and into 2023 due to demand and the concert pipeline; the company’s belief that its current liquidity level will provide it the runway it needs to fund operations and future investment opportunities; and the company’s current expectations for capital expenditures for 2022.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2022	December 31, 2021
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$5,860,435	$4,884,729
Accounts receivable, less allowance of $55,150 and $50,491, respectively	1,456,198	1,066,573
Prepaid expenses	1,153,522	654,894
Restricted cash	5,721	3,063
Other current assets	74,906	74,834
Total current assets	8,550,782	6,684,093
Property, plant and equipment, net	1,089,421	1,091,929
Operating lease assets	1,596,511	1,538,911
Intangible assets
Definite-lived intangible assets, net	964,406	1,026,338
Indefinite-lived intangible assets, net	414,700	369,028
Goodwill	2,563,119	2,590,869
Long-term advances	611,899	552,697
Other long-term assets	630,190	548,453
Total assets	$16,421,028	$14,402,318
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,615,787	$1,532,345
Accounts payable	219,744	110,623
Accrued expenses	2,192,883	1,645,906
Deferred revenue	3,766,387	2,774,792
Current portion of long-term debt, net	607,190	585,254
Current portion of operating lease liabilities	153,023	123,715
Other current liabilities	77,029	83,087
Total current liabilities	8,632,043	6,855,722
Long-term debt, net	5,140,155	5,145,484
Long-term operating lease liabilities	1,650,052	1,606,064
Other long-term liabilities	398,756	431,581
Commitments and contingent liabilities
Redeemable noncontrolling interests	565,024	551,921
Stockholders' equity
Common stock	2,256	2,220
Additional paid-in capital	2,853,613	2,897,695
Accumulated deficit	(3,129,597)	(3,327,737)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(129,571)	(147,964)
Total Live Nation stockholders' equity	(410,164)	(582,651)
Noncontrolling interests	445,162	394,197
Total equity	34,998	(188,454)
Total liabilities and equity	$16,421,028	$14,402,318

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands except share and per share data)
Revenue	$4,434,174	$575,946	$6,236,982	$866,555
Operating expenses:
Direct operating expenses	3,267,023	243,120	4,338,045	377,086
Selling, general and administrative expenses	672,213	328,894	1,242,395	651,747
Depreciation and amortization	115,927	103,647	216,396	212,523
Loss (gain) on disposal of operating assets	1,065	(28)	2,730	110
Corporate expenses	59,247	27,598	91,657	55,546
Operating income (loss)	318,699	(127,285)	345,759	(430,457)
Interest expense	68,435	68,909	135,208	139,739
Interest income	(13,192)	(1,471)	(20,756)	(2,620)
Equity in losses (earnings) of nonconsolidated affiliates	(1,955)	2,998	(6,243)	2,417
Loss (gain) from sale of investments in nonconsolidated affiliates	(580)	993	(448)	(52,947)
Other expense, net	5,619	9,461	14,886	7,462
Income (loss) before income taxes	260,372	(208,175)	223,112	(524,508)
Income tax expense	31,995	2,285	43,691	8,674
Net income (loss)	228,377	(210,460)	179,421	(533,182)
Net income (loss) attributable to noncontrolling interests	40,577	(14,795)	41,803	(30,324)
Net income (loss) attributable to common stockholders of Live Nation	$187,800	$(195,665)	$137,618	$(502,858)

Basic net income (loss) per common share available to common stockholders of Live Nation	$0.69	$(0.90)	$0.31	$(2.34)
Diluted net income (loss) per common share available to common stockholders of Live Nation	$0.66	$(0.90)	$0.30	$(2.34)

Weighted average common shares outstanding:
Basic	224,674,447	215,702,508	223,290,226	215,120,467
Diluted	243,634,764	215,702,508	231,367,674	215,120,467

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$187,800	$(195,665)	$137,618	$(502,858)
Accretion of redeemable noncontrolling interests	(32,560)	951	(68,274)	35
Net income (loss) available to common stockholders of Live Nation—basic	$155,240	$(194,714)	$69,344	$(502,823)
Convertible debt interest, net of tax	6,365	—	—	—
Net income (loss) available to common stockholders of Live Nation—diluted	$161,605	$(194,714)	$69,344	$(502,823)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2022	2021
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$179,421	$(533,182)
Reconciling items:
Depreciation	114,119	111,864
Amortization	102,277	100,457
Amortization of non-recoupable ticketing contract advances	40,392	28,728
Amortization of debt issuance costs and discounts	8,224	18,373
Stock-based compensation expense	61,741	52,847
Unrealized changes in fair value of contingent consideration	18,010	(8,040)
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	10,112	10,002
Provision for uncollectible accounts receivable	25,702	(16,563)
Gain on sale of investments in nonconsolidated affiliates	(448)	(52,947)
Other, net	10,033	9,847
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(440,290)	(143,343)
Increase in prepaid expenses and other assets	(607,939)	(102,554)
Increase in accounts payable, accrued expenses and other liabilities	972,906	518,810
Increase in deferred revenue	1,053,178	1,175,690
Net cash provided by operating activities	1,547,438	1,169,989
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(30,558)	(12,830)
Collections of notes receivable	11,074	10,618
Investments made in nonconsolidated affiliates	(46,699)	(33,729)
Purchases of property, plant and equipment	(130,278)	(58,066)
Cash paid for acquisitions, net of cash acquired	(39,854)	(7,627)
Purchases of intangible assets	(6,129)	(11,191)
Proceeds from sale of investments in nonconsolidated affiliates	1,204	61,618
Other, net	(3,496)	912
Net cash used in investing activities	(244,736)	(50,295)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	4,009	511,068
Payments on long-term debt	(22,638)	(85,125)
Contributions from noncontrolling interests	13,448	15,288
Distributions to noncontrolling interests	(66,114)	(14,542)
Purchases and sales of noncontrolling interests, net	(27,138)	(3,273)
Proceeds from exercise of stock options	26,051	28,083
Taxes paid for net share settlement of equity awards	(41,731)	(38,209)
Payments for deferred and contingent consideration	(22,508)	(11,926)
Other, net	(1,014)	105
Net cash provided by (used in) financing activities	(137,635)	401,469
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(186,703)	(19,965)
Net increase in cash, cash equivalents, and restricted cash	978,364	1,501,198
Cash, cash equivalents and restricted cash at beginning of period	4,887,792	2,546,439
Cash, cash equivalents and restricted cash at end of period	$5,866,156	$4,047,637